Exhibit 10.1

ASSIGNMENT AGREEMENT

THIS made this 5th day of August, 2004.

BETWEEN:

E-COM TECHNOLOGIES INC., a Nevada company whose address is Suite 1925, 200 Burrard Street, Vancouver, British Columbia, V6C 3L6 Canada

(hereinafter called “E-Com”)

OF THE FIRST PART

AND:

FORT SCOTT ENERGY CORP., a Nevada company whose address is 5548 Parthenon Place, West Vancouver, British Columbia, V7W 2V7 Canada

(hereinafter called “Fort Scott”)

OF THE SECOND PART

WHEREAS E-Com wishes to acquire from Fort Scott, and Fort Scott wishes to assign to E-Com, its interest in the Participation Agreement dated April 26, 2004 (the “Participation Agreement”) between Fort Scott and Cedar Strat Corporation, on the terms and conditions as described in this Agreement;

NOW THEREFORE this Agreement witnesseth that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by E-Com and Fort Scott, the parties covenant and agree with each other as follows:

1.     DEFINITIONS

1.1     In this Agreement:

(a)	“accredited investor” has the meaning ascribed in Regulation D of the US Securities Act of 1933.

(b)	“Agreement” means this assignment agreement including all attached schedules;

(c)	“AMI” means the Area of Mutual Interest as set out in the Participation Agreement attached as Schedule “A” hereto;

(d)	“Assets” means the Petroleum and Natural Gas Rights and Leases currently held by Fort Scott via its wholly owned subsidiary Frontier Explorations Ltd. (Frontier), which for greater certainty are set out in Schedule “C” hereto;

(e)	“Asset Data” means all information, data and projections respecting the Assets as further defined in section 12.1 and all such other data as may be generated in respect of determining the potential for the existence of oil and gas on the Lands under the Participation Agreement;

(f)	“Closing” means the closing of the transactions contemplated in this Agreement;

(g)	“Closing Date” means August 6, 2004;

(h)	“Consideration Shares” means up to 10,000,000 common shares, subject to adjustment, in the capital of E-Com payable in instalments as set out in this Agreement;

(i)	“Frontier” means Frontier Exploration Ltd., a wholly owned subsidiary of Fort Scott;

(j)	“Lands” means the lands comprising the AMI;

(k)	“Leases” means collectively the leases, reservations, permits, licenses, or other documents of title held by Fort Scott via its wholly owned subsidiary Frontier Explorations Ltd. which are as set out in Schedule “C” hereto and have been acquired in the AMI pursuant to the terms of the Participation Agreement, including any renewals or extensions thereof, by virtue of which the holder is entitled to enter, access, drill for, win, take, own or remove the leased substances within, on or under the Lands;

(l)	“NRI” means a net revenue interest;

(m)	“oil and gas” includes all minerals and hydrocarbon substances regardless of gravity or phase (including coal and coalbed gas) including, but not limited to condensate, helium, hydrogen, nitrogen and other gases;

(n)	“ORRI” means an overriding royalty interest; and

(o)	“Petroleum and Natural Gas Rights” means the entire legal interest of Fort Scott in and to the Leases.

The following Schedules are attached to and form part of this Agreement:

Schedule “A” – Participation Agreement

Schedule “B” – Share Sale Agreement / Frontier Explorations Ltd.

Schedule “C”– List of Leases held by Frontier

Interpretation

1.3     The headings of the clauses of this Agreement are inserted for convenience of reference only and shall not affect the meaning or construction of the Agreement.

1.4    Whenever the singular or masculine or neuter is used in this Agreement, they shall be interpreted as meaning the plural or feminine or body politic or corporate, and vice versa, as the context requires.

1.5     If there is any conflict or inconsistency between the provisions of this Agreement and those of a schedule attached hereto, the provisions of this Agreement shall prevail. If any term or condition of this Agreement conflicts with a term or condition of any Lease, or the requirements of any governmental authority or agency having jurisdiction, then the term or condition of such Lease or governmental authority or agency shall prevail and this Agreement shall be deemed to be amended to the extent required.

2.     PURCHASE AND SALE

2.1     E-Com hereby agrees to accept an assignment of the Participation Agreement and the Leases from Fort Scott, excepting the 2% ORRI retained by Fort Scott in and to the Lands and all Leases currently held by Fort Scott thereon by Frontier, or hereinafter acquired directly or indirectly by E-Com thereon, and Fort Scott hereby agrees to the assignment to E-Com in consideration for; the issuance of 500,000 post consolidated common shares in the Capital Stock of E-Com on the execution of this agreement, and the reservation and issuance of the Consideration Shares, and the issuance of the Convertible Debenture set out in paragraph 2.2 hereof. In order to take receipt of the Consideration Shares, Fort Scott represents that it is, or at the time of the issuance of the Consideration Shares will be, an accredited investor and will execute and deliver a subscription form in the form and containing the terms customary for such type of form.

2.2     In consideration of Fort Scott transferring to E-Com the shares (the “Frontier Shares”) held by it in Frontier, and, as a result, the Leases held by Frontier as set out in Schedule “C” hereto, E-Com will issue to Fort Scott a Promissory Note and Convertible Debenture in the principal amount of $500,000 usd (the “Debt”). The Convertible Debenture will bear interest at a rate of 7% per annum and will further entitle Fort Scott, at its sole election, to convert payment of the principal amount and interest accruing thereon, in whole or in part, into Units of E-Com. The conversion rate under the Convertible Debenture will be set at $0.25 usd per Unit, each Unit entitling Fort Scott to the issuance of one common share in the capital stock of E-Com and one half of one warrant, with each whole warrant entitling Fort Scott to acquire one additional common share at $0.50 per share. Fort Scott shall be required to make its election to accept any payment of the Debt and any interest accruing thereon, in whole or in part, or to convert any such payment under the Convertible Debenture within 48 hours of Fort Scott being presented with payment of the Debt, in whole or in part, by E-com. As security for the payment of the Debt and interest accruing thereon, Fort Scott will retain ownership of the Frontier Shares until the Debt and all interest accruing thereon has been paid in full or such payment has been converted in to Units as the case may be.

3.     PAYMENT OF PURCHASE PRICE

3.1     The collective purchase price payable by E-Com to Fort Scott pursuant to clause 2 of this Agreement shall be paid as follows:

(a)	Consideration Shares: For each 10 million barrels of proven reserves on the Lands, E-Com will issue to Fort Scott 1,000,000 of the Consideration Shares, up to a maximum of 10,000,000 Consideration Shares;

(b)	Fort Scott’s retained 2%ORRI: Fort Scott will at all times retain and be vested with a 2% ORRI on the Lands, such that upon the fulfillment of the obligations set out and as otherwise described in the Participation Agreement, E-Com will have earned a 80.5% NRI in the Lands, and Cedar Strat will be vested with a 5% ORRI;

(c)	The issuance of 500,000 post-consolidated common shares in the Capital Stock of E-Com on the execution of this agreement, and the reservation and issuance of the Consideration Shares; and

(d)	A Convertible Debenture and Promissory Note in favour of Fort Scott in the principal amount of $500,000 usd at 7% per annum, convertible in accordance with paragraph 2.2 hereof.

3.2     As set out in the Participation Agreement and this Agreement, Fort Scott will, subject to the fulfillment of its obligations thereunder, be vested with a 82.5% ORRI in the Lands.

3.3     In consideration of, and upon the fulfillment of the obligations of Fort Scott under the Participation Agreement, all of which are to hereby assigned to and assumed by E-Com, and the performance by E-Com the terms and conditions of this Agreement, E-Com will become vested with a 80.5% ORRI in the Lands. Cedar Strat however retains a 5% back in working interest which may be adjusted upwards to as much as a 12.5% back in working interest should E-Com elect not to proceed with the drilling election as set out in the Participation Agreement.

4.     CONVEYANCE AND ASSIGNMENT OF LEASES

4.1     Upon payment of the Purchase Price, including either the payment of the Debt and all interest accruing thereon or the conversion of such Debt and interest under the Convertible Debenture, as the case may be, Fort Scott shall deliver to E-Com a share certificate in the name of E-com, representing 100% of the issued and outstanding shares in the capital of Frontier. Up to the time of such transfer E-Com shall do all such acts and pay all rentals and other payments as are required to keep the Leases in good standing. Up to the time of such share transfer Frontier will not, unless E-Com is in breach of the terms of this Agreement, otherwise sell, transfer or otherwise dispose of or encumber the Leases.

4.2      Subject to paragraph 4.1 hereof, Fort Scott shall also provide E-Com with any specific assignments, transfers or further assurances as E-Com may reasonably require to obtain title to any Leases or Assets purchased herein, but no such documents shall require Fort Scott to assume or incur any obligation, or to provide any representation or warranty, beyond that contained in this Agreement. Fort Scott shall co-operate with E-Com as reasonably required to secure execution of such documents by parties other than Fort Scott and E-Com.

4.3      All costs incurred in registering any conveyances and assignment of title to the Assets, and all costs of preparing and registering any further assurances required to convey the Assets, shall be borne by E-Com.

5.      ADJUSTMENTS AT CLOSING

5.1     benefits and obligations of any kind and nature accruing, payable or paid in respect of the Assets, including maintenance, development and operating costs and proceeds from the sale of production (if applicable), shall, subject to the provisions of this Agreement, be borne by Fort Scott up to the execution of this Agreement. All benefits and obligations of any kind and nature accruing, payable or paid in respect of the Assets, including maintenance, development and operating costs and proceeds from the sale of production (if applicable) after the execution of this Agreement are the responsibility of E-Com.

6.     FORT SCOTT’S REPRESENTATIONS

6.1      Fort Scott represents and warrants to E-Com that:

(a)	Each of Fort Scott and Frontier are, and at the Closing Date shall continue to be, corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation and duly registered and authorized to carry on business in all jurisdictions where the Lands are located;

(b)	Frontier is a wholly-owned subsidiary of Fort Scott;

(c)	All necessary corporate action has been taken by Fort Scott and Frontier to authorize the execution, delivery and performance of this Agreement;

(d)	This Agreement has been duly executed and delivered by Fort Scott and, if properly executed and delivered by E-Com, constitutes a valid and binding obligation of Fort Scott and Frontier enforceable in accordance with its terms, and subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, liquidation, reorganization or other laws of general application relating to or affecting rights of creditors;

(e)	To the best of the information, knowledge and belief of Fort Scott, there are no claims, proceedings, actions or lawsuits in existence, contemplated or threatened against or with respect to the Assets or the interests of Fort Scott therein;

(f)	To the best of the information, knowledge and belief of Fort Scott and Frontier, all royalties and rentals due under the said Leases and payable by Fort Scott or Frontier have been properly and timely paid; and

(g)	Neither Fort Scott nor Frontier have encumbered or alienated their interest in the Assets, and to the best of Fort Scott’s knowledge the Assets are now, and will be at the Closing Date, free and clear of all liens, encumbrances and adverse claims created by, through or under Fort Scott except as and if set forth the Participation Agreement. Except as expressly stated in this sub-clause, Fort Scott does not make or give any representation or warranty as to its title to the Assets.

7.     E-COM’S REPRESENTATIONS

7.1      E-Com represents and warrants to and with Fort Scott that:

(a)	at the Closing Date E-Com shall continue to be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and duly registered and authorized to carry on business in all jurisdictions in which the Lands are located;

(b)	all necessary corporate action has been taken by E-Com to authorize the execution, delivery and performance of this Agreement;

(c)	this Agreement has been duly executed and delivered by E-Com and, if properly executed and delivered by Fort Scott, constitutes a valid and binding obligation of E-Com enforceable in accordance with its terms, and subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, liquidation, reorganization or other laws of general application relating to or affecting the rights of creditors;

(d)	E-Com shall assume all of Fort Scott’s obligations under the Participation Agreement and the Leases and shall fully satisfy the same, and hereby pledges all of its interest received herein from Fort Scott to and for the benefit of Fort Scott as security for the full and complete performance on all of its obligations and covenants made herein; and

(e)	E-Com is relying upon its own investigations concerning the title to and fitness of the Assets and is not relying upon any representations, warranties or statements in any form of Fort Scott except those contained in sub-clause 6.1(g) of this Agreement.

8.     MAINTENANCE OF BUSINESS

8.1     Until the Closing Date, Fort Scott shall continue to maintain the Assets in a proper and prudent manner in accordance with generally accepted industry practices.

8.2      From the date hereof until the Closing Date, Fort Scott and Frontier shall not enter into any obligations or commitments out of the ordinary course of business with respect to the Assets, except as may be reasonably necessary to comply with the terms of the Participation Agreement, or to preserve the Assets or title to the Assets. Until the Closing Date, Fort Scott and Frontier shall not, without the prior written consent of E-Com, propose or initiate the exercise of any right or option relative to or arising as a result of the ownership of the Assets, propose or initiate any operations on the Lands which have not been commenced or committed to by Fort Scott on the date hereof except that Fort Scott may propose or initiate any operations on the Lands for, and may propose or initiate the exercise of any right or option relative to, the preservation of any of the Assets.

9.     CONDITIONS TO THE CLOSING

9.1      It is a condition precedent of the Closing that any and all necessary regulatory or governmental approvals and consents required to permit the transaction to be completed shall have been obtained. Each of the parties covenants and agrees with the other to use all reasonable efforts to obtain any such approvals and consents.

9.2     It is a condition of the sale of Closing, for the benefit of Fort Scott, which may be waived at the discretion of Fort Scott, that the representations and warranties of E-Com in this Agreement remain true at the Closing Date.

9.3     It is a condition to the purchase of the Closing, for the benefit of E-Com, which may be waived by E-Com, that the representations and warranties of Fort Scott in this Agreement remain true at the Closing Date.

10.      THIRD PARTY RIGHTS AND CONSENTS

10.1     If any of the Assets are subject to a preferential right of purchase or similar restrictions, or require the consent of any third party, which are in either case made effective by virtue of this Agreement, then Fort Scott shall promptly serve all notices as are required under the preferential purchase or consent provisions. Each such notice shall include a request for a waiver of any preferential or similar right to purchase any of the Assets and for the granting of any consent that may be required. E-Com may not waive the existence or operation of any preferential or similar right to purchase any of the Assets. If the holder of any preferential or similar right to purchase any of the Assets exercises such right, or a third party required to give consent refuses to give such consent, then such right or refusal shall not be considered a defect of title and such Assets shall be excluded from the purchase and sale herein, and the purchase price to be paid by E-Com to Fort Scott pursuant to clause 2 hereof shall be reduced by an amount to be negotiated by the parties acting reasonably and without delay.

11.     AMOUNTS OWING AFTER CLOSING DATE

11.1     Any adjustment amounts owing to Fort Scott by E-Com after the Closing Date herein and remaining unpaid shall bear interest from the Closing Date to the date of payment at the rate of 2% per annum above the prime lending rate offered by HSBC to its major commercial clients by the main branch in Seattle, Washington. For greater clarity, such adjustment amounts do not include any payments regarding the purchase price.

12.     DATA/ PROJECTIONS

12.1     There is included among the materials pertaining to the Assets to be delivered or made available by Fort Scott to E-Com pursuant to this Agreement, including evaluations, projections, reports, interpretative or non-factual materials prepared by or for or received by Fort Scott (the “Asset Data”). E-Com hereby forever releases and discharges Fort Scott and Frontier from any claims and all liability to E-Com or E-Com’s assigns and successors as a result of the use or reliance upon such Asset Data. With respect to all materials, E-Com confirms that it is not relying upon any representations or warranties of Fort Scott except as specifically set forth in sub-clause 6.1(g) of this Agreement. Without limiting the foregoing, E-Com agrees that it shall rely solely on its own appraisal and estimates as to the quantum or value of the Assets and shall rely solely on its own geological and engineering interpretations and analyses related thereto.

13.     INDEMNITY

13.1     From and after the date hereof, E-Com will assume, perform and discharge all of the obligations and liabilities of Fort Scott in respect of the Participation Agreement and the Leases and agrees to indemnify and save harmless Fort Scott and Frontier from and against all claims, actions, suits, proceedings, demands, assessments, judgments, charges, penalties, costs, and expenses (including the full amount of any legal expenses invoiced to Fort Scott) made or claimed against or suffered or incurred by Fort Scott resulting from or arising out of or in connection with the failure by E-Com to assume, perform and discharge as aforesaid.

13.2      In addition to the foregoing, E-Com shall indemnify and hold harmless Fort Scott and Frontier from and against any and all liability relating to operations or reclamation on the Lands.

13.3      Such indemnities shall be deemed to apply to, and shall not merge in, all assignments, transfers, conveyances, novations and other documents, including the General Conveyance: Assignment of Leases, conveying the Assets to E-Com. Each party shall have full right of substitution and subrogation in and to all covenants and warranties by others previously given or made in respect of the Assets or any part thereof.

13.4     E-Com will observe and perform all obligations to be carried out by Fort Scott under the Participation Agreement as if it was an original party thereto. In the event E-Com is notified of, or is knowingly in breach of any of the terms, conditions or obligations arising under the Participation Agreement or this Agreement, E-Com will immediately upon becoming aware of such breach, and at all times prior to the expiration of any curative period, advise Fort Scott of the nature of the breach. Fort Scott shall have the right to cure such breach without notice to, or the consent of E-Com. If Fort Scott acts to cure the alleged or actual breach, then E-Com shall within 30 days of any such curative action reimburse Fort Scott for any and all direct and indirect cost, expenses, and fees or otherwise paid by or on its behalf, plus a penalty of equal to an additional 25% of such total amount.

14.     WAIVER

14.1     No waiver by any party of any breach of any of the terms, conditions, representations or warranties in this Agreement shall take effect or be binding upon that party unless the waiver is expressed in writing under the authority of that party and any waiver so given shall extend only to the particular breach so waived and shall not limit or affect any rights with respect to any other or future breach.

15.      FURTHER ASSURANCES

15.1      At the Closing Date and thereafter as may be necessary, the parties shall execute, acknowledge and deliver such other instruments and take such other action as may be reasonably necessary to carry out their obligations under this Agreement.

16.     ASSIGNMENT

16.1 Prior to the Closing Date, neither party may assign its interest in or under this Agreement without the prior written consent of the other party hereto, except as may be required by Fort Scott to comply with any preferential rights as described in clause 10 hereof.

17.      NOTICE

17.1      All notices required or permitted or with respect to this Agreement shall be in writing and shall be deemed to have been properly given and delivered when delivered personally or by courier, or when sent by registered mail (or by any other like method by which a written and recorded message may be sent), with all postage or charges fully prepaid, and addressed to the parties hereto, respectively, as follows:

To E-Com:	Suite 1925, 200 Burrard Street Vancouver, British Columbia V6C 3L6 Attention: Donald Sharpe Facsimile: 604.693.0179
To Fort Scott:	5548 Parthenon Place Vancouver, British Columbia V7W 2V6 Attention: Richard Coglon Facsimile: 604.638.3525

Any notice so mailed shall be deemed to have been given to and received by the addressee four (4) days after the mailing thereof, Saturdays, Sundays and statutory holidays excepted, provided that neither party shall use such mails for the giving of notice during the term of any strike or disruption, or threatened strike or disruption of postal service.

Either party may change its address for the purpose hereof by directing a notice in writing of such change to the other party at its above address.

18.     GOVERNING LAW

18.1     This Agreement shall in all respects be subject to and be interpreted, construed and enforced in accordance with the laws in effect in the State of Nevada. Each party accepts the jurisdiction of the courts of the State of Nevada and all courts of appeal therefrom.

19.     ENTIRE AGREEMENT

19.1      This Agreement supercedes all previous agreements and states the entire agreement between the parties concerning the purchase and sale of the Assets.

19.2      This Agreement may be amended only by written instrument signed by Fort Scott and E-Com.

20.     ENUREMENT

20.1     This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties have executed this Agreement in accordance with their respective requirements therefor as of the date first above written.

E-COM TECHNOLOGIES INC.

Per: /s/signed
Authorized Signatory

FORT SCOTT ENERGY CORP.

Per: /s/signed
Authorized Signatory

SCHEDULE “A”

This is Schedule "A" annexed to and forming part of the Assignment Agreement between E-Com Technologies Inc. and Fort Scott Energy Corp., dated the 5th day of August, 2004.

PARTICIPATION AGREEMENT

Diamond Play, Nevada

This Participation Agreement for the Diamond Play, Nevada is entered into and made effective this 26th day of April, 2004, by and between Cedar Strat Corporation, a Nevada corporation (hereinafter “Cedar Strat”), and Fort Scott Energy Corporation, a Nevada corporation (hereinafter “Participant” or “Fort Scott”).

RECITALS

The parties recite and declare as follows:

A.     WHEREAS, in conjunction with this Agreement, the parties have entered into a Confidentiality Agreement, which is incorporated herein by reference.

B.     WHEREAS, Cedar Strat has developed at great time and expense certain geological, geophysical, technical, contractual and other data and information, including well logs, interpretative maps, land maps, license from third parties and other information related to the area included within the geographical boundaries of the Confidential area, as set forth in Exhibit “A” of the Confidentiality Agreement and described here as Township 15 N, Range 50 E through Township 33 N, Range 58 E from the Mount Diablo Meridian, Acreage lying within Elko, Eureka, Nye and White Pine counties of Nevada. Furthermore, Fort Scott covenants not to compete with Cedar Strat within the boundaries set forth in this paragraph without specific prior written approval, such approval not to be unreasonably withheld.

C.     WHEREAS, Cedar Strat has offered Participant the opportunity to participate in its Diamond Play (hereinafter “Play”), which lies within the boundaries of the non-compete area, as set forth in Exhibit “A” of the Confidentiality Agreement.

D.     WHEREAS, Participant has agreed to participate in the Play in accordance with the terms set forth in this Agreement and in the referenced Confidentiality Agreement.

E.     WHEREAS, Participant acknowledges that in agreeing to participate in the Play, not acting as an employee or agent of Cedar Strat, but as a separate entity which desires to participate with Cedar Strat in development of the Play.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, and other good and valuable consideration, the receipt and sufficiency that are hereby acknowledged, the parties agree as follows:

Section 1. Establishing an Area of Mutual Interest (AMI):

Cedar Strat and Fort Scott will establish an Area of Mutual Interest (AMI) surrounding the Diamond Play, as detailed in Exhibit “A” hereof. The area within the “Blue” boundaries constitute the AMI. Areas within the “Red” portion of the AMI boundary are subject to the right of first refusal by the Major Independent which language is included in Exhibit “C”. The boundaries of this “Red” portion of the AMI and right of first refusal by the Major Independent Oil and Gas Company is more fully described in Exhibit “B”. Acquisition of acreage within the “Blue” area of the AMI are also to be governed by the rights previously granted the Major Independent Oil and Gas Company under the terms discussed in Exhibit “C”.

Section 2. Participant Acquisition of Land/Leases:

Cedar Strat will identify the Bureau of Land Management (BLM) leases critical to the project, make recommendations to Fort Scott for additions or deletions thus maximizing the benefit of the acreage held, recognizing a need for protection acreage in addition to structure acreage (the “initial acreage”). The “initial acreage” is that acreage which has previously been nominated and passed through a BLM lease sale auction and is available at the BLM for lease. Cedar Stat will represent Fort Scott at the BLM lease sales if desired.

Fort Scott agrees to advance such monies as are required to acquire the “initial acreage”, as the case may be (the “initial payment”) and to further assume the obligation to pay the ongoing rentals on all such “initial acreage” (hereafter referred to as “subsequent payments”) for a period of two (2) additional years, excluding the “initial payment”. It is estimated that the “initial payment” will be in the order of $400,000 and that each additional annual “subsequent payment will be in the order of $400,000. The leases will be held in the name of Fort Scott Energy Company or an entity designated by Fort Scott.

Fort Scott will also assume the obligation to advance such monies as may be required to fund the purchase of the “after acquired acreage” which, assuming requires payment of a $2.00 per acre bonus fee and a $1.50 per acre rental fee, is estimated to total $460,000 (hereinafter referred to as the “Initial subsequent acreage fee”. In addition, Fort Scott will assume the obligation to pay the annual rental on such “after acquired acreage” for a period of two (2) additional years excluding the payment of the “initial subsequent acreage fee”. The “after acquired acreage” is that acreage which must be or has been nominated but has not passed through a BLM lease sale auction.

It is recognized that the bonus bid to the BLM may exceed the $2.00 per acre level. Fort Scott will bid as aggressively as they feel may be necessary to acquire the “after acquired acreage”. Should Cedar Strat be representing Fort Scott at such BLM auction, the level of potential bid will be established prior to the date of the auction.

It is recognized that certain acreage may have been previously leased or owned by outside entities, for which negotiations to control under this agreement will be embarked upon. All acreage acquired within the AMI will be entered into under the same terms of this agreement. If acreage of third party control must be acquired under terms that infringe upon this agreement, both parties will work as reasonably possible to acquire and control this acreage for the group.

The “Red” area designated in Exhibit “A” will be the priority area for acquisition of the primary acreage. Fort Scott will be under the same Right of First Refusal clause for this project as Cedar Strat is with the Major Independent Oil and Gas company. (see Exhibit “C”).

Section 3. Ownership of data and use of data in Play:

Cedar Strat will retain ownership of all data whether currently owned, purchased, licensed or generated by Cedar Strat, and as may be hereafter generated, or acquired as part of the exploration programs set out in section 4 hereof. Cedar Strat will, at no additional cost to Fort Scott et al., license its proprietary and other relevant data to Fort Scott and any other participant for the duration of the Play. Certain data that Cedar “Strat licenses frorl-i third pat-ties will remain in the name of Cedar Strat but utilized for the efficient development of the Play. All data in the possession or control of Cedar Strat relevant to the Play will be made available to the Participant for study and analysis on a time is of the essence basis. All maps, data and graphs generated or purchased will be used for the efficient development of drill sites, the marketing of the Play when appropriate, or drilling as mutually agreed upon.

Cedar Strat will keep newly developed data over the Diamond Play and the AMI confidential, on a case by case basis for each lease involved, for a period of a) two years from the effective date of this agreement on acreage Fort Scott chooses to farm out without further participation, b) five years from the effective date of this agreement on acreage Fort Scott proceeds for test well and development drilling, or c) until such time as Fort Scott elects to relinquish a specific lease. Data over leases relinquished will be free of liens, claims, overrides and back-in interests and will be available for marketing such relinquished leases to additional third party industry participants.

Fort Scott has anticipated the shooting or acquisition of additional seismic data, other than the Exxon Seismic data, as part of the exploration and development of this Play. Fort Scott shall retain ownership of that data. Fort Scott will, at no additional cost to Cedar Strat et al., license its proprietary seismic data to Cedar Strat for the duration of the Play.

The ownership of data is more fully detailed as a part of Exhibit “E”'.

Section 4. Exploration of the Diamond Pl@a .

Fort Scott will, in each of the first two years of the agreement, commit to expending the exploration monies as presented in Exhibit “D” which are required to better understand, explore and assess the viability of the lands comprising the Diamond Play for the existence of hydrocarbons and for prospective drill targets. The details of each such task is subject to further delineation as may reasonably be required by the parties going forward. The relevant geologic data which will be developed, analyzed and used for this exploration effort and delivered to Fort Scott by Cedar Strat will include but is not limited to:

- New Geologic mapping, including field work and office/computer plotting and analysis

- Biostratigraphic sample collection — Paleontologist analysis,—Well Studies,—Aeromagnetic and Gravity Surveys,

- Attempt for Acquisition and processing of Exxon seismic Data

- Management of Prospect Development

- Development of cross sections,

- Map production,

- Home Office support,

The cost of the Exploration Program is budgeted to be $1,500,000 as outlined in Exhibit “D”. Fort Scott will work with Cedar Strat under the terms of the Management Services Agreement as described in Exhibit “D” for the exploration and development of the Diamond Play.

In the event of additional expenses not reasonably contemplated in this agreement, Participant will use its best efforts to fund the purchase, license or expense, with such additional advances being repaid in accordance with Section 6.1(d) hereto (the “additional expenses”). Such items of additional expense may include but are not limited to the acquisition of additional seismic data, sales trips to market working interest shares on behalf of Fort Scott, status report trips and licenses from third parties for data to be held by Participant redundant to that held by Cedar Strat for exploration activities. All such additional expenses shall be subject to the prior written approval of Fort Scott and shall be reimbursed by Fort Scott as to 100% in accordance with section 6.1(d) or 6.2(b), as the case may be.

Section 5. Relinquishment of land/leases by Participant in the Diamond Play:

Leases or land will not be relinquished without the mutual consent of Cedar Strat and Fort Scott. In the event Fort Scott elects to surrender or abandon the Leases, or any portion thereof, without prior approval of Cedar Strat, Fort Scott shall give Cedar Strat 60 day’s prior written notice thereof. Cedar Strat shall thereafter have the option to require Fort Scott to reassign that portion thereof which Fort Scott wishes to surrender or abandon. This abandonment will be without liens, claims, royalties, back-in interests or any such encumbrances. Cedar Strat will receive the assignment without liability other than paying the future rentals. Cedar Strat will be allowed to seek after and acquire other industry participants to develop said area. Fort Scott will immediately turn over the data and work product created by Cedar Strat or licensed by Cedar Strat in the development of said leases.

Section 6. Election by Participant to Develop the Diamond Play:

Assuming that the work on the Play is being acquired, processed and assessed in a timely manner which allows Fort Scott and Cedar Strat to determine the viability of the Diamond Play for hydrocarbons and the identification of prospective drilling targets, Fort Scott may then at any time during the initial two years of the agreement, elect in writing (the “election”) to proceed with the development of the Diamond Play. If Fort Scott’s ability to assess the viability of the Play is delayed due to delays outside of its control, the election will be extended for such period of time as the parties may agree acting reasonably.

Section 6.1. Election by Participant to proceed with Development of the Diamond Play subsequent to the two year Exploration period:

a)     In the case of a positive election for Fort Scott to develop the area by drilling wells, the election will, unless extended by the parties acting reasonably, be made in writing within two years from the date of this agreement.

b)     Two wells will be drilled, the first in the 12 months after the initial two year exploration phase of this agreement, unless extended by the parties acting reasonably, the next in the succeeding 12 months, to the shallower of the base of the sub-thrust Devonian Simonson formation or a depth of 17,000 feet. Rental payments on the initial acreage and subsequently acquired acreage will be maintained by Fort Scott during this two year development period.

C)     Fort Scott shall receive 82.5% Net Revenue Interest (NRI) in the identified prospects of the Diamond Play such that Cedar Strat retains a 5.0% ORRI and a 5% carried back in working interest.

d)     If Fort Scott makes the election set out in Section 6.1, the seed money (exploration) funds for their proportionate interest will be reimbursed 100% from production and the development (drilling to on-site tanks) expense will be reimbursed 100% before Cedar Strat’s back-in interest becomes effective.

Section 6.2. Election by Participant not to Participate in Development of the Diamond Play:

a)     In the case of an election by Fort Scott not to participate in the development of the Diamond Play, the election will be made in writing within two years from the date of this agreement unless extended by the parties acting reasonably.

b)     If Fort Scott does not elect to proceed with the development of the Diamond prospect, then Fort Scott and Cedar Strat will use their collective reasonable best efforts to sell the Diamond Play as prospects for development, in whole or in part. Any and all “Prospect and other fees” to be paid by any third party for the right to participate or in the development of the diamond prospect or portion thereof hereunder, shall be paid firstly to Fort Scott in an amount equal to 75% of all lease acquisition, lease rentals, lease maintenance, and seed (exploration) monies advanced on or in respect of that portion of the Diamond Prospect being sold, except as it relates to the payment of the delay rentals on the “initial acreage” or the “after acquired acreage” made after the expiry of the first two years of the initial agreement, and the “additional expenses”, all of which will be reimbursed at 100%. Thereafter, all such “prospect and other fees” to be paid by or in respect of the Diamond Prospect or portion thereof shall be split 50/50 as between Fort Scott and Cedar Strat.

c)     On any acreage sold to third party industry participants or farmed out, Fort Scott will retain a 2.5% ORRI and Cedar Strat will retain a 5.0% ORRI.

d)     Any prospect being sold or farmed out to third parties will include a 17,000 foot well commitment to be completed within two years from the date of sale and include the ORRI and back-in interest as described in this agreement. The third party industry participant will be liable for making the rental payments over the leases acquired for the period covering two years during which the test well must be drilled.

(f)     If a prospect is thereafter marketed to third party industry participant by Cedar Strat, Cedar Strat shall at all times preserve a 12.5% back-in carried working interest for Fort Scott. This back-in interest (BI) will be increased if any amount of back-in is retained over 17.5%. Amounts retained over 17.5% will be split 50/50 with Fort Scott and Cedar Strat. If there is less than 17.5% back-in interest retained it will come first out of Cedar Strat’s interest and in no case will it be allowed to erode Fort Scott’s 12.5% back-in interest. If Fort Scott does 100% of the marketing, Cedar Strat will receive a minimum of 5% back-in carried interest.

Section 7. Notices.

Notices shall be given a) by personal delivery to the other Party, b) by facsimile, with a copy sent by registered or certified mail, return receipt requested, or c) by registered or certified mail, return receipt requested. All notices shall be effective and deemed delivered a) if by personal delivery, on the date of delivery if during business hours, otherwise the next business day, b) if by facsimile, on the date the facsimile is received if received during business hours, c) if solely by mail, upon receipt by the addressee. Any Party may from time to time change its address hereunder by written notice to the other Party. The Party’s addresses are as follows:

Fort Scott Energy Company200
Burrard Street, Suite 1925Vancouver,
B.C. Canada V6C 3 L6Attn:
Richard Coglon, Donald Sharpe
Phone: 604-693-0177Fax:
604-638-3525

Cedar Strat Corporation
948 Temple View Drive
Las Vegas, NV 8 91 1 0
Attn: Alan Chamberlain
Phone: 702-459-3703
Fax: 702-459-4503

Section 8. Governing Law.

This Agreement shall be construed in accordance with, and governed by the substantive and procedural laws of, the State of Nevada, without reference to principals governing choice or conflict of laws. The parties agree that as a material part of the consideration of the rights and obligations of the parties pursuant to this Agreement and because Cedar Strat maintains its business office and records in Clark County, Nevada, that in the event any litigation arises between the parties or becomes necessary for Cedar Strat to commence a lawsuit, the exclusive jurisdiction for all legal proceedings and lawsuits between the parties is the Eighth Judicial District Court of the State of Nevada in and for the County of Clark. The parties hereto further agree to submit to the jurisdiction of said Eighth Judicial District Court and waive any rights they may have to change, transfer, or in any manner remove the venue from said court to any other jurisdiction or venue.

Section 9. Representations and Warranties.

By execution of the Agreement each signatory represents and warrants that:

(a)     The Agreement is executed on behalf of an individual or a valid and existing legal entity;

(b)     Such individual or entity has the full right and authority to undertake any action contemplated by the Agreement;

(c)     The execution of the Agreement has been duly and properly authorized by the party on whose behalf said Agreement is executed in accordance with all applicable laws, regulations, agreements or procedures governing the authority of such person or entity to execute the Agreement on behalf of such parties;

(d)     The consents of all persons or entities whatsoever necessary to the execution of the Agreement have been obtained; and

(e)     The parties shall indemnify each other, their successors and assigns against any and all damages, including costs and reasonable attorney fees resulting from any breach of any representation, warranty or agreement set forth herein.

Section 10. Miscellaneous.

(a)     In the event of a dispute between the parties arising under this Agreement, or in the even of an action brought to enforce the terms of this Agreement, the prevailing parties shall be entitled to the recovery of reasonable attorney fees and reasonably incurred costs and expenses of litigation.

(b)     If a court of competent jurisdiction shall find any provision of this Agreement unenforceable under Nevada law, such provisions shall be stricken and the remainder of the Agreement shall remain in full force and effect.

(c)     It is the intent of the parties hereto to use their respective reasonable best efforts to prepare and circulate for signature a definitive form of agreement in respect of the subject matter hereof If for any reason such an agreement is not circulated or agreed to then it is agreed that this Agreement is intended by the parties to be the final expression of their agreement with respect to the subject matter hereof, and is intended as the complete and exclusive statement of the terms of the agreement between the parties. As such, this Agreement will in such an instance constitutes the entire agreement between the parties, whether oral or written, with respect to the subject matter hereof and may only be modified by subsequent writing duly executed by both parties.

(d)     The singular shall be interpreted as the plural and vice versa, if such treatment is necessary to interpret the Agreement in accordance with the manifest intention of the parties hereto. Likewise, if either the feminine, masculine or neutered gender should be one of the other genders, it shall be so treated.

(e)     Each party agrees to execute all documents necessary to complete the transactions contemplated herein.

(f)     This agreement may be assigned, in whole or in part, by Fort Scott to a corporate or other entity, which at the time of, or as a result of any such assignment, is controlled, directly or indirectly, by Don Sharpe or Richard Coglon, either collectively or in the aggregate. For the purpose of this provision, “controlled” means voting control of 51 % or more of the voting shares of the said corporate entity. Any such assignments will be binding at law and at equity upon the parties hereto as if the assigned party was a signatory to this Agreement in the first instance.

(g)     This agreement will become effective within five business days of the receipt by the parties of a notice from the “Major Independent” referred to in Schedule “C” of its intent not to exercise its Right of First Offer and its Right of First Refusal (ROFR) on the Play.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year set forth in the first portion of this Agreement.

Dated this 26th day of April, 2004.

Cedar Strat Corporation
By: /s/Harold A. Jacobsen
Name (printed): Harold A. Jacobsen
Its: Chief Financial Officer
Witnessed by: /s/Elena Lehman
Name (printed): Elena Lehman

Fort Scott Energy Corporation
By: /s/Richard Cohlon
Name(printed): Richard Coglon
Its: President
Witnessed by: /s/Donald A. Sharpe
Name (printed): Donald A. Sharpe

EXHIBIT “A”

Participation Agreement
Between Cedar Strat Corporation and Fort Scott Energy Corporation
Diamond Play, Nevada, Area of Mutual Interest

Diamond Play Area of Mutual Interest: Area within the red boundary is subject to the right of first refusal by the Major Independent Oil and Gas Company as outlined in Exhibit “C”. After the expiration of the Major Independent right of first refusal, the red area is free for development and will be the focus of the “initial acreage” acquisition. The area within the blue boundary also must be offered to the Major Independent should acreage be acquired therein. See Exhibit “C” for details of this offering. The area in blue is Township 18 N, Range 54 E through Township 26 N, Range 55E.

EXHIBIT “B”

Participation Agreement
Between Cedar Strat Corporation and Fort Scott Energy CorporationExiting
Cedar Strat Structural Plays under Right of First Refusal by Major Independent

Township 18 North. Range 54 East
Sections 1, 2, 3, 4, 9, 10, 11, 12, 13, 14,15, 16, 21, 22, 23, 24, 25, 26, 27, 28, 33, 34, 35 & 36

Township 18 North. Range 55 East
Sections 6, 7, 8,17,18, 19 & 20

Township 19 North. Range 54 East
Sections 1, 2, 3, 10, 11, 12, 13, 14, 15, 22, 23, 24, 25, 26, 27, 33, 34, 35 & 36

Township 19 North. Range 55 East
Sections 3, 4, 5, 6, 7, 8, 9, 10, 15, 16, 17, 18, 19, 20, 21, 22, 28, 29, 30, 31, 32 & 33

Township 20 North. Range 54 East
Sections 1, 2, 3, 4, 9, 10, 11, 12, 13, 14, 15, 16, 17, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 32, 33, 34, 35 & 36

Township 20 North. Range 55 East
Sections 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 15, 16, 17, 18, 19, 20, 21, 22, 27, 28, 29, 30, 31, 32, 33 & 34

Township 21 North. Range 54 East
Sections 1, 2, 11, 12, 13, 14, 22, 23, 24, 25, 26, 27, 33, 34, 35 & 36

Township 21 North Range 55 East
Sections 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 26, 27, 28, 29, 30, 31, 32, 33, 34 & 35

Township 21.5 North, Range 54 East
Sections 35 & 36

Township 22 North. Range 54 East
Sections 1, 2, 3, 10, 11, 12, 13, 14, 23, 24, 25, 26, 35 & 36

Township 22 North, Range 55 East
Sections 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 26, 27, 28, 29, 30, 31, 32, 33, 34 & 35

Township 23 North. Range 54 East
Sections 1, 2, 11, 12, 13, 14, 15, 22, 23, 24, 25, 26, 27, 34, 35 & 36

EXHIBIT “B” continued

Participation Agreement Between Cedar Strat Corporation and Fort Scott Energy Corporation
Exiting Cedar Strat Structural Plays under Right of First Refusal by Major Independent

Township 23 North, Range 55 East
Sections 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 26, 27, 28, 29, 30, 31, 32, 33, 34 & 35

Township 24 North. Range 54 East
Sections 1, 2, 3, 4, 9, 10, 11, 12, 13, 14, 15, 23, 24, 25, 26, 35 & 36

Township 24 North, Range 55 East
Sections 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 14, 15, 16, 17, 18, 19, 20, 21, 22. 23, 26, 27, 28, 29, 30, 31, 32, 33, 34 & 35

Township 25 North. Range 54 East
Sections 1, 2, 3, 4, 9, 10, 11, 12, 13, 14, 15, 16, 21, 22, 23, 24, 25, 26, 27, 28, 33, 34, 35 & 36

Township 25 North. Range 55 East
Sections 4, 5, 6, 7, 8, 9, 10, 15, 16, 17, 18, 19, 20, 21, 22, 27, 28, 29, 30, 31, 32, 33, 34 & 35

Township 26 North. Ranize 54 East
Sections 1, 11, 12, 13, 14, 15, 22, 23, 24, 25, 26, 27, 34, 35 & 36

Township 26 North. Range 55 East
Sections 7, 8, 9, 16, 17, 18, 19, 20, 21, 28, 29, 30, 31, 32 & 33

EXHIBIT “C”

Participation Agreement Between Cedar Strat Corporation and Fort Scott Energy Corporation
Exiting Cedar Strat Right of First Refusal given to the Major Independent Oil & Gas Co.

Recital taken from the contract between Cedar Strat and the Major Independent.

Article 3

Major Independent (MI) Option to Acquire Oil & Gas Interests Acquired by Cedar Strat (CST); MI Right of First Offer and Right of First Refusal

3.1 MI Option.

(a)     CST hereby grants to MI the option to acquire any Oil & Gas Interest which CST acquires, directly or indirectly through any CST Affiliate, or through any agent or representative in a contractual relationship with CST, within the Central Nevada Exploration Area (but not including any interest in any Existing CST Structural Plays) on the terms and conditions set forth in this Section 3.1.f. {For avoidance of doubt, CST shall not be obligated to offer MI any Oil & Gas Interest CST may acquire within an Existing CST Structural Play other than as provided in Sections 3.2 and 3.3; provided however, MI shall be free to acquire Oil & Gas Interests within Existing CST Structural Plays, subject to its obligations under Section 2.1). If CST acquires any Oil & Gas Interest within the Central Nevada Exploration Area, but outside of an Existing CST Structural Play, prior to three (3) years after the date this Agreement is executed by the Parties, it shall, on or before 30 days after the acquisition, deliver written notice to MI with full particulars relative to such acquisition (i.e. net acres, net revenue interest, bonus, drilling obligations, back-in, price, etc., and a copy of the assignment and all other documents pursuant to which CST acquired such Oil & Gas Interest and supporting detail evidencing any cash payments made by CST). MI shall have 30 days after receipt of such notice within which to elect, by written notice delivered to CST, to acquire all of such Oil & Gas Interest for the price and on the other terms and conditions pursuant to which CST acquired such interest. Failure to deliver such written election within such 30 day period shall be deemed an election by MI not to acquire such Oil & Gas Interest. If an Oil & Gas Interest covers lands located within an Existing CST Structural Play and lands located outside an Existing CST Structural Play, or lands outside of the Central Nevada Exploration Area, only that portion of the Oil & Gas Interest outside of the Existing CST Structural Play but within the Central Nevada Exploration Area shall be subject to this Section 3.1.

(b)     If MI elects to acquire an Oil & Gas Interest pursuant to Section 3.1, CST shall tender to MI an assignment of the Oil & Gas Interest, reserving and excepting the CST ORRI. in the form of Exhibit E hereto, together with an invoice for the costs therefore which invoice shall be paid within 30 days after receipt. Such assignment shall warrant that the assigned interests are free and clear of all liens, encumbrances, burdens and defects in title arising by, through or under CST, but not otherwise) and shall not reserve or except any overriding royalty interest or any other burden in favor of CST, other than the applicable CST ORRI, and overriding royalty interests in favor of persons or entities other than CST or its Affiliates, that burden the Oil & Gas Interest as of the date of the acquisition by CST.

3.2 MI Right of First Offer Prior to CST's Solicitation of Offers for an Existing CST

Structural Play. Prior to soliciting any offer from any person or entity to purchase or participate in any Oil & Gas Interest in an Existing CST Structural Play, CST shall notify MI that it desires to solicit such offers and such notice shall specify the terms and conditions on which CST is willing to sell, or offer participation in, such Oil & Gas Interest (including the net acres, net revenue interest, bonus, drilling obligations, back-in, price, etc.) MI shall have a period of thirty (30) days after receipt of such notice to notify CST that it elects to purchase or participate in, as applicable, the offered Oil & Gas Interest on the terms and conditions set forth in the notice from CST. If MI does not so notify CST within such 30 day period, MI shall be deemed to have elected not to purchase or participate in such Oil & Gas Interest and CST shall be free, to sell or agree to a participation in the offered Oil & Gas Interest by a third party which is not an Affiliate of CST on terms no less favorable to CST than the terms and conditions set forth in CST’s notice to MI.

EXHIBIT “D”

Participation Agreement
Between Cedar Strat Corporation and Fort Scott Energy Corporation
Management Services Agreement

Fort Scott and Cedar Strat will embark on the exploration and the development of the Diamond Play. It is determined that the following items will give the best results for identifying the highest potential drill sites on the Play.

- Geology mapping and assessment,                          $500,000                 expended over 2 years
Biostratigraphic sampling with analysis by a
Paleontologist, Well Studies, and structural
modeling,
- Aeromagnetic and Gravity Surveys, gravity
modeling, integrated with structural modeling,
contracting specialists as needed,
                                                           $200,000                 expended over 2 years
- Management of Prospect Development by Cedar
Strat including development of structural model
and cross sections, map production, equipment
maintenance, equipment acquisition, hardware and
software acquisition, office staffing, rents,
accounting,

                                                           $300,000                 expended over 2 years

Subtotal Primary Exploration                               $1,000,000

- Acquisition and processing of Exxon Seismic
Data, modeling the data, structural modeling and
cross section tie in, Equipment, Hardware and
Software acquisition
                                                           $500,000

Total:                                                     $1,500,000

The funding for the Primary Exploration items listed will be paid to Cedar Strat at a rate of $50,000 per month for I 0 months in the first year and $50,000 per month for IO months during the second year. The acquisition of the Exxon Seismic data and the processing thereof will be lump sum distributions at such time as they are arranged. These items of funding are in addition to and not inclusive of the land/lease expenditures.

The first year of exploration will include:

— Immediate initiation of the proprietary Gravity Survey.

— Immediate initiation of contact with Exxon to acquire the Seismic data.

— Immediate initiation to acquire the commercial Gravity and Aeromagnetic Survey data available.

— Geologic field mapping on the Play during weather permitting available months.

— Geologic assessment, sampling, biostratigraphic analysis, well studies.

— Attempt to acquire programs and expertise to model Gravity and Aeromagnetic data.

— Begin integration of data into a structural model.

— Administer the exploration, map making , acquisition of Exxon Seismic, outside consultants and contractors and daily business to support the field activities.

The second year of exploration will include:

— Geologic field mapping on the Play during weather permitting available months.

— Geologic assessment, sampling, biostratigraphic analysis, well studies.

— Continue the new proprietary Gravity Survey.

— a Continue integration of data into a structural model and work to refine the model.

— If not previously acquired, continue attempt to acquire the relevant Exxon Seismic data. Contract to have the data reprocessed and interpreted.

— Administer the exploration, map making, acquisition and reprocessing of Exxon Seismic data, outside consultants and contractors and daily business to support the field activities.

Cedar Strat will provide Fort Scott with monthly progress reports which will include a summary of the exploration work done, a breakdown of the expected work to be undertaken in the next month, and a summary of the results to date.

Fort Scott may upon request join in, observe and give input to field work, development of structural cross-sections, quality control meetings for the Exxon Seismic data, marketing and activities scheduled by Cedar Strat regarding the Play.

Funds for the different budgeted items may be accelerated or delayed from one year to the other with prior approval of Fort Scott, i.e. the acquisition of Exxon Seismic. Funds may be allocated to different categories with prior approval of Fort Scott.

Cedar Strat will if and when requested by Fort Scott attend any such investment banking, shareholder or other meetings and make such other presentations in respect of the Play as may be required by Fort Scott to assist in the fundraising or promotion of the Play generally. Any direct expenses reasonably incurred by Cedar Strat and approved by Fort Scott in performing such services will be payable by Fort Scott.

Funds not advanced, as per above schedule of estimated work, when needed have the potential for causing the failure to acquired data, leases, information, materials and services. If funds are not available, the progress of the exploration may be suspended, costs may be increased or an opportunity may be lost i.e. acquisition of Exxon Seismic data or the inability to acquire leases at the BLM lease sale auction. Such delays or inability to acquire leases will not automatically unto themselves extend the “election” period described in this Agreement.

Within 30 days of the effective date of this Agreement Fort Scott and Cedar Strat will establish, by mutual consent, a proposed exploration schedule in respect of the implementation of the initial exploration program. If Fort Scott fails to advance the proposed exploration funds for a period exceeding 60 days from the dates specified in the exploration schedule, such failure may, if not cured, constitute a breach of this agreement. Fort Scott will have 60 days from the initial due date, to pay or post security for payment of the applicable exploration funds. If such amounts are not paid within 60 days therefrom, then Fort Scott must within 30 days thereof, transfer leases back to Cedar Strat. Cedar Strat will then have the right and opportunity to continue the proposed exploration efforts on the transferred leases, which may include marketing the leases to “arm’s length” third parties for completion of the exploration funding. Cedar Strat will give Fort Scott 15 days written notice of the terms of and parties to any proposed arm’s length sale of any such leases.

Fort Scott has the irrevocable right at any time during the initial two year term of the Agreement, to reacquire any and all such transferred leases, assuming such leases have not been sold. To reacquire such leases Fort Scott will pay to Cedar Strat all exploration expenses paid by Cedar Strat in continuation of the proposed exploration schedule, plus a 25% penalty on such amounts so paid. In addition, Fort Scott shall also reimbursed Cedar Strat for expenses reasonably incurred by Cedar Strat in advancing the Play during the default, including a 25% penalty on the such expenses. Upon such payment, the transferred leases will automatically be transferred back to Fort Scott.

Should there be the situation where a task becomes impossible to accomplish, e.g. the acquisition of Exxon Seismic data, the amounts identified will be subject to designation by Fort Scott, with the agreement of Cedar Strat, to another activity, e.g. the acquisition of non-Exxon Seismic data or contracting the shooting of new seismic data, etc. No specific liability to either party will inure in such a case.

EXHIBIT “E”

Participation Agreement
Between Cedar Strat Corporation and Fort Scott Energy Corporation
Ownership of Data

The ownership of data shall be delineated as follows:

— Cedar Strat will generate new geologic mapping under the budget. This data will be owned by Cedar Strat and licensed to Fort Scott and other participants of the play at no additional charge. The data will be kept confidential as outlined in Section 3.

— Cedar Strat will possibly generate new well studies under the budget. These may or may not be within the play AMI. To be able to make high quality balanced cross sections for exploration purposes, it is necessary to tie in geology beyond the boundaries of the AMI. Cedar Strat will determine if there are wells that need this analysis that would help the play. The data will be owned by Cedar Strat and licensed at no extra cost to Fort Scott and participants.

— Cedar Strat will take samples for biostratigraphic verification and have them analyzed by a Paleontologist. This data will be owned by Cedar Strat and licensed to Fort Scott and other participants of the play at no additional charge.

— Cedar Strat will and already has licensed all the commercial gravity and aeromagnetic data available relating to the play. The license will be and is in the name of Cedar Strat. This data extends far beyond the boundaries of the AMI to verify the readings within the AMI and make the highest possible knowledgeable judgments for the creation of balanced cross sections. The data will be used for the benefit of the play at no additional charge.

— Cedar Strat will and already has contracted an entity to make a proprietary gravity survey to fill in the areas not covered by the commercial gravity data. Cedar Strat will own the data and license it at no charge to Fort Scott et. al. This data will be integrated into the commercial data for a seamless look at the gravity model extending far beyond the AMI.

— Cedar Strat has a unique opportunity with Exxon to acquire seismic data. This data will be bought under the budget in the name of Cedar Strat. The license from Exxon will be to Cedar Strat. This data will be used for the benefit of the play at no additional charge than that in the budget. If the acquisition of the Exxon Seismic becomes impossible, this portion of the budget may be used to acquire non-Exxon seismic or allocated at Fort Scott and Cedar Strat discretion.

— Cedar Strat may find it necessary or desirable to acquire specialized software, hardware and equipment within the budget for but not limited to the evaluation and modeling of the gravity and other data or software for the purposes of developing balanced structural cross sections. These items will be licensed or bought in the name of Cedar Strat. This may include hiring specialists that have an ability to utilize this specialized software and help generate the balanced cross sections. The use of any specialized software, consultants and the work product resulting therefrom will be for the benefit of the play at no charge exceeding the budget.

— The items discussed will not be sold or licensed by Cedar Strat to outside entities for a period outlined in Section 3. However, some of the information, charts, graphs, etc. will be used in the marketing effort and revealed in such settings as to help market the play or prospects therein.

— As I have used the term Participant, that would be an entity that has purchased at least 25% of the working interest of the Play or a Prospect generated and sold as a subset of the Play. A lesser percentage working interest partner will receive the benefit of the data but not a license to or possession of the data. However, Fort Scott and Cedar Strat will be the exception to this in that we are the exploration team developing the data.

— Fort Scott will, at their discretion, shoot additional 3D seismic data which is not part of the budget. This will be owned by Fort Scott and licensed to Cedar Strat and the participants in the play at no additional costs. This will be used for the benefit of the play and the construction of balanced cross sections as it relates in harmony with the other data acquired by Cedar Strat. Cedar Strat will receive a license to this data at no additional cost.

SCHEDULE “B”

This is Schedule "B" annexed to and forming part of the Assignment Agreement between E-Com Technologies Inc. and Fort Scott Energy Corp., dated the 5th day of August, 2004

SHARE TRANSFER AGREEMENT

THIS AGREEMENT dated for reference the 5th day of August, 2004

AMONG:

E-COM TECHNOLOGIES INC., a Nevada company whose address is Suite 1925, 200 Burrard Street, Vancouver, British Columbia, V6C 3L6 Canada

(hereinafter called “E-Com”)

OF THE FIRST PART

AND:

FORT SCOTT ENERGY CORP., a Nevada company whose address is 5548 Parthenon Place, West Vancouver, British Columbia, V7W 2V7 Canada

(hereinafter called “Fort Scott”)

OF THE SECOND PART

WITNESSES THAT WHEREAS:

A.     Fort Scott is the registered and beneficial owner of all of the outstanding shares in the capital of Frontier Exploration Ltd. (the “Company”); and

B.     Pursuant to the terms of an Assignment Agreement dated August 5th, 2004 between Fort Scott and E-com (the “Assignment Agreement”), Fort Scott has agreed to transfer to E-Com all of the issued and outstanding shares in the capital of the Company (the “Shares”) on the terms and conditions hereinafter set forth.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), and in consideration of the sum of TEN DOLLARS of lawful money of the United States now paid by E-Com to Fort Scott (the receipt and sufficiency of which is hereby acknowledged by the Indemnifier), the parties covenant and agree each with the others as follows:

1.     WARRANTIES AND REPRESENTATIONS

1.1     Fort Scott warrants and represents to E-Com with the intent that E-Com will rely thereon in entering into this Agreement and in concluding the transfer contemplated herein, that:

(a)	Fort Scott is the registered and beneficial owner of the Shares;

(b)	the Shares are validly issued and outstanding as fully paid and non-assessable in the capital of the Company and are free and clear of all liens, charges and encumbrances;

(c)	Fort Scott has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Shares to E-Com; and

(d)	no person, firm, corporation or entity of any kind has or will have on or after the Closing Date any agreement, right or option, consensual or arising by law, present or future, contingent, pre-emptive or absolute, or capable of becoming an agreement, right or option:

(i)	to require the Company to issue any further or other shares in its capital or any other security or interest convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Company;

(ii)	for the issue or allotment of any of the authorized but unissued shares in the capital of the Company;

(iii)	to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Company; or

(iv)	to purchase or otherwise acquire any shares in the capital of the Company.

1.2     E-Com warrants and represents to Fort Scott with the intent that Fort Scott will rely thereon in entering into this Agreement and in concluding the transfer herein, that E-Com:

(a)	is a company duly incorporated in the State of Nevada and is in good standing; and

(b)	has the corporate capacity to enter into this Agreement and has taken the necessary steps to authorize the execution thereof.

2.     SHARE TRANSFER

2.1     On the basis of the warranties and representations of Fort Scott set forth in clause 1.1 of this Agreement and subject to the terms and conditions of this Agreement and the Assignment Agreement, E-Com agrees to acquire from Fort Scott and Fort Scott agrees to transfer to E-Com the Shares on the Closing Date (hereinafter defined).

3.     CONDITIONS

3.1     The obligation of E-Com to carry out the terms of this Agreement and to complete the transfer referred to in clause 2.1 hereof is subject to the following conditions:

(a)	that on the Closing Date the warranties and representations of Fort Scott as set forth in clause 1.1 of this Agreement will be true in every particular as if such warranties and representations had been made by Fort Scott on the Closing Date; and

(b)	that on the Closing Date Fort Scott will have delivered to E-Com, the following documents:

(i)	a Directors Resolution of Fort Scott authorizing the transfer of the Shares to E-Com;

(ii)	share certificates representing the Shares, duly endorsed by Fort Scott for transfer to E-Com;

(iii)	new share certificates representing the Shares, issued in the name of E-Com;

(iv)	all of the consents and approvals in writing necessary to the transfer contemplated herein; and

(v)	all other documents and instruments as E-Com may reasonably require.

3.2     This is a valid and binding Agreement, whether or not the foregoing conditions are satisfied; however, the obligation of E-Com to complete the transfer is subject to waiver or satisfaction of these conditions precedent. The conditions set forth in clause 3.1 of this Agreement are for the exclusive benefit of E-Com and may be waived by E-Com in writing in whole or in part on or before the Closing Date, but save as so waived, the completion of the transfer referred to in clause 2.1 hereof by E-Com will not prejudice or affect in any way the rights of E-Com in respect of the warranties and representations of Fort Scott as set forth in clause 1.1 of this Agreement, and the said warranties and representations will survive the Closing Date.

4.     CLOSING DATE

4.1    The Closing Date shall occur on (A) the date that the Debt and all amounts due and owing thereunder, as evidenced by the Convertible Debenture and Promissory Note established by the Assignment Agreement, has been paid in full by E-Com or has been converted by Fort Scott, pursuant to the terms of the Assignment Agreement; or (B) such other date as the parties hereto may agree in writing.

5.     NOTICE

5.1     Any notice required or permitted to be given under this Agreement will be validly given if in writing and delivered, sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy or sent by prepaid registered mail, addressed to the applicable party at its address indicated on the first page of this Agreement or to such other address as any party may specify by notice in writing to the other. Any notice delivered on a Business Day will be deemed conclusively to have been effectively given on the date notice was delivered and any notice given by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed conclusively to have been given on the date of such transmission. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third Business Day after posting, but if at the time of posting or between the time of posting and the fifth Business Day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

6.     GENERAL PROVISIONS

6.1      Time is of the essence of this Agreement.

6.2     The parties will execute and deliver all such further documents and instruments and do all acts and things as may be necessary or convenient to carry out the full intent and meaning of and to effect the transactions contemplated by this Agreement.

6.3     This Agreement is the whole agreement between the parties hereto in respect of the transfer contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other than expressly set forth in this Agreement.

6.4     This Agreement will enure to the benefit of and be binding upon the parties hereto, and their respective heirs, administrators, executors, successors and assigns.

6.5    This Agreement will be governed by and construed in accordance with the laws of State of Nevada, and the parties hereby attorn to the jurisdiction of the Courts of competent jurisdiction of Nevada in any proceeding hereunder.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed under seal and delivered this 5th day of August, 2004.

E-COM TECHNOLOGIES INC.

Per: /s/signed
Authorized Signatory

FORT SCOTT ENERGY CORP.

Per: /s/signed
Authorized Signatory

SCHEDULE “C”

This is Schedule "C" annexed to and forming part of the Assignment Agreement between E-Com Technologies Inc. and Fort Scott Energy Corp., dated the 5th day of August, 2004

Schedule	of Leases on the Lands held by or for which application for registration in the name of Frontier Explorations Ltd. has been made

Frontier Exploration Ltd.
Diamond Range Play
Acreage Status
Lease Offers sent in

Twnshp       Rnge      Part                                                Acres             County             Competitive
                                                                                                                 Lease Sale

T25N         R54E      Sec. 1, Lots 1-4, S2N2, S2                             649.48    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T25N         R54E      Sec. 2, Lots 1-4, S2N2, S2                             647.80    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T25N         R54E      Sec. 11,12, all                                      1,280.00    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T25N         R55E      Sec. 5, Lots 1,2, S2NE, NW, S2                         641.04    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T25N         R55E      Sec. 6,7,8, all                                      1,424.00    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T26N         R54E      Sec. 25,26,35,36 all                                 2,560.00    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T26N         R55E      Sec. 29, all                                           640.00    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T26N         R55E      Sec. 30, Lots 1-4, E2W2, E2                            646.36    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T26N         R55E      Sec. 31, Lots 1-7, E2NW, NE4SW, N2SE, NE,              664.30    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T26N         R55E      Sec. 32, Lots 1-4, N2S2, N2                            656.16    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
                                                                       --------------
                                                                            9,809.14
                                                                       --------------

T26N         R54E      Sec. 1, Lots 1-4, S2N2 S2                              659.40            Elko/Eur/WP   9/10/2002 Sent Gr
                                                                                                                              1
T26N         R54E      Sec. 11,12,13,14,23,24,27, all                       4,480.00            Elko/Eur/WP   9/10/2002 Sent Gr
                                                                                                                              1
T26N         R54E      Sec. 22, all                                           640.00            Elko/Eur/WP   9/10/2002 Sent Gr
                                                                                                                              1
T26N         R55E      Sec. 7, Lots 1-4, E2W2, E2                             646.24            Elko/Eur/WP   9/10/2002 Sent Gr
                                                                                                                              1
T26N         R55E      Sec. 8,17,20 all                                     1,920.00            Elko/Eur/WP   9/10/2002 Sent Gr
                                                                                                                              1
T26N         R55E      Sec. 18, Lots 1-4, E2W2, E2                            646.36            Elko/Eur/WP   9/10/2002 Sent Gr
                                                                                                                              1
T26N         R55E      Sec. 19, Lots 1-4, E2W2, E2                            646.48            Elko/Eur/WP   9/10/2002 Sent Gr
                                                                                                                              1
                                                                       --------------
                                                                            9,638.48
                                                                       --------------

T25N         R54E      Sec.33, Lots 1,2,3, SESE, N2SE, N2SW, N2               594.77    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T25N         R54E      Sec. 26, E2NW, NE, S2                                  560.00    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T25N         R54E      Sec. 25,34,35,35, all                                2,560.00    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T25N         R55E      Sec. 19, 20,29,30,31, all                            2,244.00    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T25N         R55E      Sec. 32, all, (Exclude Patent MS 2180)                 583.00    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
                                                                       --------------
                                                                            6,541.77
                                                                       --------------

T25N         R55E      Sec. 13,14,23,24, all                                2,560.00    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T25N         R55E      Sec. 4, Lots 1-4, S2N2, S2                             644.88    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T25N         R55E      Sec. 10,15,17,18, all                                2,248.00    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T25N         R54E      Sec. 9, Lots 1-14 W2SE, SW                             743.33    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T25N         R54E      Sec. 16, Lots 1-4, W2E2, W2                            675.83    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T25N         R54E      Sec. 21, Lots 1-4, W2E2, W2                            653.08    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T25N         R55E      Sec. 22, Lots 1-8, W2                                  656.32    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T26N         R55E      Sec. 28, Lots 1,2,3,4, W2E2, W2                        633.64    Eureka & White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T26N         R55E      Sec. 33, Lots 1,2,3,4,5,6,7, NWSE, N2SW, 2NE,          648.04    Eureka & White Pine   9/10/2002 Sent Gr
                      NW                                                                                                      1
                                                                       --------------
                                                                            9,463.12
                                                                       --------------

T25N         R55E      Sec. 3, Lots 1,2,3,4, S2N2, S2                         648.20                 Eureka   9/10/2002 Sent Gr
                                                                                                                              1
T25N         R54E      Sec. 4, Lots 1,2,3,4, S2N2, S2                         647.40                 Eureka   9/10/2002 Sent Gr
                                                                                                                              1
T26N         R54E      Sec. 34 all                                            640.00                 Eureka   9/10/2002 Sent Gr
                                                                                                                              1
                                                                       --------------
                                                                            1,935.60
                                                                       --------------

T25N         R55E      Sec. 27, Lots 1-4, NW, S2                              646.50             White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T25N         R55E      Sec. 28, Lots 1-4, W2E2, W2                            639.10             White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T25N         R55E      Sec. 33, Lots 1-4, W2E2, W2                            639.92             White Pine   9/10/2002 Sent Gr
                                                                                                                              1
T25N         R55E      Sec. 34, Lots 1-8, NWNE, SESE.                         418.86             White Pine   9/10/2002 Sent Gr
                                                                                                                              1
                                                                       --------------
                                                                            2,344.38
                                                                       --------------

T22N         R54E      Sec. 1, Lots 1-4, S2N2, S2                             640.84                 Eureka   6/10/2003 Sent Gr
                                                                                                                              1
T22N         R54E      Sec. 12,13, all                                      1,280.00                 Eureka   6/10/2003 Sent Gr
                                                                                                                              1
                                                                       --------------
                                                                            1,920.84
                                                                       --------------

                       Total Group 1                                       41,653.33
                                                                       --------------

T18N         R55E      Sec. 6, Lots 1-3,6,7, S2NE, SESW, E2SE;                391.46             White Pine   12/9/2003 Sent Gr
                                                                                                                              2
T18N         R55E      Sec. 7, Lots 1-4, S2NE, E2NW, NESW, SE;                505.98             White Pine   12/9/2003 Sent Gr
                                                                                                                              2
T18N         R55E      Sec. 8, E2, SW,                                        480.00             White Pine   12/9/2003 Sent Gr
                                                                                                                              2
T18N         R55E      Sec. 17, all,                                        2,535.20             White Pine   12/9/2003 Sent Gr
                                                                                                                              2
T18N         R55E      Sec. 18, Lots 1-4, E2, E2W2                          Included             White Pine   12/9/2003 Sent Gr
                                                                               above                                          2
T18N         R55E      Sec. 19, Lots 1-4, E2, E2W2                          Included             White Pine   12/9/2003 Sent Gr
                                                                               above                                          2
T18N         R55E      Sec. 20, all                                         Included             White Pine   12/9/2003 Sent Gr
                                                                               above                                          2
                                                                       --------------
                                                                            3,912.64
                                                                       --------------

T18N         R54E      Sec. 01, lots 3,4, SWNE, S2NW, S2                    1,757.49    Eureka & White Pine  6/8/2004 Sent Gr 2
T18N         R54E      Sec. 02, lots 1-7, SWNE, S2NW, SW, W2SE              Included    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                               above
T18N         R54E      Sec. 11, lots 1-4, W2E2, W2                          Included    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                               above
T18N         R54E      Sec. 12, all                                         Included    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                               above
T18N         R54E      sec. 03, lots 1-4, S2N2, S2;                         2,502.92    Eureka & White Pine  6/8/2004 Sent Gr 2
T18N         R54E      sec. 04, lots 1-4, S2N2, S2;                         Included    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                               above
T18N         R54E      sec. 09, all;                                        Included    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                               above
T18N         R54E      sec. 10, all,                                        Included    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                               above
T18N         R54E      sec. 13, all;                                        2,543.94    Eureka & White Pine  6/8/2004 Sent Gr 2
T18N         R54E      sec. 14, lots 1-4, W2E2, W2;                         Included    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                               above
T18N         R54E      sec. 23, lots 1-4, W2E2, W2                          Included    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                               above
T18N         R54E      sec. 24, all.                                        Included    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                               above
T18N         R54E      sec. 15, all;                                        2,560.00    Eureka & White Pine  6/8/2004 Sent Gr 2
T18N         R54E      sec. 16, all;                                        Included    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                               above
T18N         R54E      sec. 21, all;                                        Included    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                               above
T18N         R54E      sec. 22, all.                                        Included    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                               above
                                                                       --------------
                                                                            9,364.35                      x
                                                                       --------------

T18N         R54E      sec. 25, all;                                        2,550.24    Eureka & White Pine  6/8/2004 Sent Gr 2
T18N         R54E      sec. 26, lots 1-9, W2E2, N2NW, SWNW,                 Included    Eureka & White Pine  6/8/2004 Sent Gr 2
             R54E                   (excl me patents);                         above
                                                                            Included
                                                                               above
T18N         R54E      sec. 35, lots 1-9, W2NE, W2NW, N2SW, NWSE,           Included    Eureka & White Pine  6/8/2004 Sent Gr 2
             R54E                  (excl me patents);                          above
                                                                            Included
                                                                               above
T18N         R54E      sec. 36, all.                                        Included    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                               above
T18N         R54E      sec. 27, all;                                        2,524.60    Eureka & White Pine  6/8/2004 Sent Gr 2
T18N         R54E      sec. 28, all;                                        Included    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                               above
T18N         R54E      sec. 33, lots 1-4, N2, N2S2                          Included    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                               above
T18N         R54E      sec. 34, lots 1-4, N2, N2S2                          Included    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                               above
                                                                       --------------
                                                                            5,074.84                      x
                                                                       --------------

T21N         R54E      sec. 01,02,11,12,13,14,all;                          3,853.00                 Eureka  6/8/2004 Sent Gr 2
T21N         R54E      sec. 23, N2, S2S2;                                     480.00                 Eureka  6/8/2004 Sent Gr 2
T21N         R54E      sec. 24,25,26, all;                                  1,920.00                 Eureka  6/8/2004 Sent Gr 2
T21N         R54E      sec. 35, N2, N2SW, S2SE;                               480.00                 Eureka  6/8/2004 Sent Gr 2
T21N         R54E      sec. 36, all.                                          640.00                 Eureka
                                                                       --------------
                                                                            7,373.00                      x
                                                                       --------------

T21-1/2N     R54E      sec. 35, lots 1-4, S2N2, S2;                           577.14                 Eureka  6/8/2004 Sent Gr 2
T21-1/2N     R54E      sec. 36, lots 1-5, S2NE, SENW, S2.                     570.55                 Eureka  6/8/2004 Sent Gr 2
                                                                       --------------
                                                                            1,147.69                      x
                                                                       --------------

T22N         R54E      sec. 02, lots 1-4, S2N2, S2;                         1,281.40                 Eureka  6/8/2004 Sent Gr 2
T22N         R54E      sec. 03, lots 1-4, S2N2, S2;                         Included                 Eureka  6/8/2004 Sent Gr 2
                                                                               above
T22N         R54E      sec. 10,11,14,23,24,25,26, all;                      4,480.00                 Eureka  6/8/2004 Sent Gr 2
T22N         R54E      sec. 35, lot 1, N2, N2SW, SWSW, SE;                  1,280.00                 Eureka  6/8/2004 Sent Gr 2
T22N         R54E      sec. 36, lots 1-3, N2, SWSW, SE.                     Included                 Eureka  6/8/2004 Sent Gr 2
                                                                               above
                                                                       --------------
                                                                            7,041.40                      x
                                                                       --------------

T23N         R54E      sec. 01,02,11,12,13,14, all; (Pro Dia 162);          4,640.00                 Eureka  6/8/2004 Sent Gr 2
T23N         R54E      sec. 23, N2, SE (Pro Dia 162)                        Included                 Eureka  6/8/2004 Sent Gr 2
                                                                               above
T23N         R54E      sec. 23, SW;                                         Included                 Eureka  6/8/2004 Sent Gr 2
                                                                               above
T23N         R54E      sec. 24, all (Pro Dia 162);                          Included                 Eureka  6/8/2004 Sent Gr 2
                                                                               above
T23N         R54E      sec. 25, all (Pro Dia 162);                          2,442.00                 Eureka  6/8/2004 Sent Gr 2
T23N         R54E      sec. 26, E2, SW (Pro Dia 162);                       Included                 Eureka  6/8/2004 Sent Gr 2
                                                                               above
T23N         R54E      sec. 26, NW;                                         Included                 Eureka  6/8/2004 Sent Gr 2
                                                                               above
T23N         R54E      sec. 35, all (Pro Dia 162);                          Included                 Eureka  6/8/2004 Sent Gr 2
                                                                               above
T23N         R54E      sec. 36, all (Pro Dia 162).                          Included                 Eureka  6/8/2004 Sent Gr 2
                                                                               above
                                                                       --------------
                                                                            7,082.00                      x
                                                                       --------------

T24N         R54E      sec. 01, 02, all (Pro Dia 163)                       1,584.00                 Eureka  6/8/2004 Sent Gr 2
T24N         R54E      sec. 03, N2, SE (Pro Dia 163);                       Included                 Eureka  6/8/2004 Sent Gr 2
                                                                               above
T24N         R54E      sec. 03, SW.                                         Included                 Eureka  6/8/2004 Sent Gr 2
                                                                               above
T24N         R54E      sec. 13,14, 23,24, all (Pro Dia 163);                2,302.00                 Eureka  6/8/2004 Sent Gr 2
T24N         R54E      sec. 25,26,35,36, all (Pro Dia 163).                 2,304.00                 Eureka  6/8/2004 Sent Gr 2
                                                                       --------------
                                                                            6,190.00                      x
                                                                       --------------

T19N         R55E      sec. 04, lots 1-12.                                    484.30    Eureka & White Pine  6/8/2004 Sent Gr 2
T19N         R55E      sec. 05, lots 1-5, S2N2, SW, N2SE, SWSE;             1,247.95    Eureka & White Pine  6/8/2004 Sent Gr 2
T19N         R55E      sec. 06, lots 1-7, S2NE, SENW, E2SW, SE.             Included    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                               above
T19N         R55E      sec. 07, lots 1-4, E2, E2W2;                         1,266.05    Eureka & White Pine  6/8/2004 Sent Gr 2
T19N         R55E      sec. 08, lots 1-6, W2, W2SE, SESE.                   Included    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                               above
T19N         R55E      sec. 09, lots 1-6, E2NE, NENW, SESW, SE;               548.13    Eureka & White Pine  6/8/2004 Sent Gr 2
T19N         R55E      sec. 16, lots 1-4, E2, E2W2.                           637.00    Eureka & White Pine  6/8/2004 Sent Gr 2
T19N         R55E      sec. 17, all;                                        1,287.88    Eureka & White Pine  6/8/2004 Sent Gr 2
T19N         R55E      sec. 18, lots 1-4, E2, E2W2.                         Included    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                               above
T19N         R55E      sec. 19, lots 1-4, E2, E2W2;                         1,289.96    Eureka & White Pine  6/8/2004 Sent Gr 2
T19N         R55E      sec. 20, all;                                        Included    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                               above
T19N         R55E      sec. 21, lots 1-6, E2, N2NW;                           632.28    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                       --------------
                                                                            7,393.55                      x
                                                                       --------------

T19N         R55E      sec. 28, all.                                          640.00             White Pine  6/8/2004 Sent Gr 2
T19N         R55E      sec. 29, lots 1-8, S2;                               2,461.88             White Pine  6/8/2004 Sent Gr 2
T19N         R55E      sec. 30, lots 1-7, NE, E2NW, NESW, N2SE;             Included             White Pine  6/8/2004 Sent Gr 2
                                                                               above
T19N         R55E      sec. 31, lots 1-4, W2NE, SENE, E2W2, SE;             Included             White Pine  6/8/2004 Sent Gr 2
                                                                               above
T19N         R55E      sec. 32, E2, E2NW, SW.                               Included             White Pine  6/8/2004 Sent Gr 2
                                                                               above
T19N         R55E      sec. 33, all;                                          640.00             White Pine  6/8/2004 Sent Gr 2
                                                                       --------------
                                                                            3,741.88
                                                                       --------------

T20N         R55E      (Pro Dia 203)                                                    Eureka & White Pine  6/8/2004 Sent Gr 2
T20N         R55E      sec. 04, N2, SW;                                       647.00    Eureka & White Pine  6/8/2004 Sent Gr 2
T20N         R55E      sec. 04, SE.                                    Include above    Eureka & White Pine  6/8/2004 Sent Gr 2
T20N         R55E      sec. 05, 06, 07, 08, all;                            2,542.00    Eureka & White Pine  6/8/2004 Sent Gr 2
T20N         R55E      sec. 17, 18, 19, 20, all;                            2,500.00    Eureka & White Pine  6/8/2004 Sent Gr 2
                                                                            5,689.00
                                                                       --------------

                       Total Group 2                                       64,010.35
                                                                       --------------

                       Grant Total Group and Group 2                      105,663.68
                                                                       ==============

Nominated

T24N         R55E      Sec. 2, Lots 1-4, S2, S2N2                      White Pine                    643.78        Darci Stoker
------------
T24N         R55E      Sec. 3, Lots 1-10, SE, S2NE                     White Pine                    633.51        Darci Stoker
------------
T24N         R55E      Sec. 4, Lots 1-22, SW, W2SE                     White Pine                  1,044.93        Darci Stoker
------------
T24N         R55E      Sec. 9, Lots 1-4, W2, W2E2                      White Pine                    668.59        Darci Stoker
------------
T24N         R55E      Sec. 16, Lots 1-4, W2, W2E2                     White Pine                    663.32        Darci Stoker
------------
T24N         R55E      Sec. 21, Lots 1-4, W2, W2E2                     White Pine                    663.06        Darci Stoker
------------
T24N         R55E      Sec. 28, Lots 1-4, W2, W2E2                     White Pine                    670.03        Darci Stoker
------------
T24N         R55E      Sec. 33, Lots 1-4, W2, W2E2                     White Pine                    651.12        Darci Stoker
------------
T24N         R55E      Sec. 34, Lots 1-8, N2                           White Pine                    989.52        Darci Stoker
------------
T24N         R55E      Sec. 35, Lots 1-8, N2                           White Pine                    990.52        Darci Stoker
------------
T24N         R55E      Sec. 5,6,7,8,17,18, all, (Ex. MS 2180)          Eureka/White                4,419.00        Darci Stoker
                                                                       Pine
------------
T24N         R55E      Sec. 10,11,14,15,22,23, all                     White Pine                  3,840.00        Darci Stoker
------------
T24N         R55E      Sec. 19,20,26,27,29,30,31,32, all               Eureka/White                5,008.00        Darci Stoker
                                                                       Pine
------------
T23N         R55E      Sec. 2, Lots 1-10, SE, S2NE                     White Pine                    653.87        Darci Stoker
------------
T23N         R55E      Sec. 11, Lots 1-8, E2                           White Pine                    642.92        Darci Stoker
------------
T23N         R55E      Sec. 3,4,5,6,7,8,9,10,16,17,18, all             Eureka/White                6,864.00        Darci Stoker
                                                                       Pine
------------
                                                                                                  29,046.17            LLD 2000
------------

T23N         R55E      Sec. 14, Lots 1-8, E2                           White Pine                    633.04    Leonard Matthews
------------
T23N         R55E      Sec. 23, Lots 1-4, E2, W2W2                     White Pine                    635.29    Leonard Matthews
------------
T23N         R55E      Sec. 26, Lots 1-4, E2, W2W2                     White Pine                    638.27    Leonard Matthews
------------
T23N         R55E      Sec. 35, Lots 1-8, E2                           White Pine                    642.46    Leonard Matthews
------------
T23N         R55E      Sec. 15,19,20,21,22,27,28,29, all               Eur/WP                      5,073.00    Leonard Matthews
------------
T23N         R55E      Sec. 30,31,32,33,34, all                        Eur/WP                      3,107.00    Leonard Matthews
------------
T22N         R55E      Sec. 2, Lots 1-4, S2, S2N2,                     Eureka                        644.00    Leonard Matthews
------------
T22N         R55E      Sec. 3, Lots 1-7, SW, S2NW, W2SE, SENW          Eureka                        638.40    Leonard Matthews
------------
T22N         R55E      Sec. 4, Lots 1-4, S2, S2N2                      Eureka                        636.04    Leonard Matthews
------------
T22N         R55E      Sec. 5, Lots 1-4, S2, S2N2                      Eur/WP                        635.64    Leonard Matthews
------------
T22N         R55E      Sec. 6, Lots 1-7, Se, S2NE, SENW, E2SW          White Pine                    591.52    Leonard Matthews
------------
T22N         R55E      Sec. 7, Lots 1-4, E2, E2W2,                     White Pine                    597.40    Leonard Matthews
------------
T22N         R55E      Sec. 10, Lots 1-6, SE, E2SW, E2NW, W2NE,        Eureka                        642.22    Leonard Matthews
------------
T22N         R55E      Sec. 15, Lots 1-4, E2, W2W2,                    Eureka                        643.36    Leonard Matthews
------------
T22N         R55E      Sec. 18, Lots 1-4, E2, E2W2                     White Pine                    601.08    Leonard Matthews
------------
T22N         R55E      Sec. 8,9,11,16,17, all                          Eur/WP                      3,200.00    Leonard Matthews
------------
                                                                                                  19,558.72            LLD 2000
------------

T22N         R55E      Sec. 19, Lots 1-4, E2,E2W2                      Eur/WP                        604.68    Kathryn Matthews
------------
T22N         R55E      Sec. 30, Lots 1-4, E2,E2W2,                     Eur/WP                        608.28    Kathryn Matthews
------------
T22N         R55E      Sec. 31, Lots 1-4, E2,E2W2,                     Eur/WP                        609.44    Kathryn Matthews
------------
T22N         R55E      Sec. 22, Lots 1-4, W2W2, NE                     Eur/WP                        484.48    Kathryn Matthews
------------
T22N         R55E      Sec. 23, N2                                     White Pine                    320.00    Kathryn Matthews
------------
T22N         R55E      Sec. 34, W2, N2SE                               Eur/WP                        400.00    Kathryn Matthews
------------
T22N         R55E      Sec. 20,21,28,29,32,33, all                     Eur/WP                      3,840.00    Kathryn Matthews
------------
T21N         R55E      Sec. 2, Lots 1-4, S2,S2N2                       Eur/WP                        637.64    Kathryn Matthews
------------
T21N         R55E      Sec. 3, Lots 1-4, S2,S2N2                       Eur/WP                        637.12    Kathryn Matthews
------------
T21N         R55E      Sec. 4, Lots 1-7, SE,E2SW,S2NW,SENW,            Eur/WP                        643.60    Kathryn Matthews
------------
T21N         R55E      Sec. 5, Lots 1-7, SW,S2NW,W2SE,SWNE             Eur/WP                        651.28    Kathryn Matthews
------------
T21N         R55E      Sec. 8, Lots 1-4, W2, W2E2                      Eur/WP                        645.44    Kathryn Matthews
------------
T21N         R55E      Sec. 14, Lots 1-4, SW,E2E2,                     White Pine                    481.64    Kathryn Matthews
------------
T21N         R55E      Sec. 17, Lots 1-4, W2, W2E2                     Eur/WP                        643.11    Kathryn Matthews
------------
T21N         R55E      Sec. 20, Lots 1-4, S2,S2N2                      Eur/WP                        637.44    Kathryn Matthews
------------
T21N         R55E      Sec. 22, S2, NE, E2NW, NWNW                     Eur/WP                        600.00    Kathryn Matthews
------------
T21N         R55E      Sec. 23, Lots 1-12, E2E2                        Eur/WP                        640.56    Kathryn Matthews
------------
T21N         R55E      Sec. 26, Lots 1-4, E2,E2W2                      Eur/WP                        642.18    Kathryn Matthews
------------
T21N         R55E      Sec. 16,18,19,21,28,29,30,31,32,33, all         Eur/WP                      6,352.00    Kathryn Matthews
------------
T21N         R55E      Sec. 6,7,9,10,11,27,34,35, all                  White Pine                  5,083.00    Kathryn Matthews
------------
T20N         R55E      Sec. 2, Lots 3-9, SW,S2NW,W2SE,SWNW             Eur/WP                        647.78    Kathryn Matthews
------------
T20N         R55E      Sec. 3, Lots 1-4, SW,S2N2                       Eur/WP                        643.68    Kathryn Matthews
------------
T20N         R55E      Sec. 11, Lots 1-2, S2,NW,W2NE                   Eur/WP                        640.64    Kathryn Matthews
------------
T20N         R55E      Sec. 15, Lots 1-2, N2,SE,S2SW                   Eur/WP                        637.11    Kathryn Matthews
------------
T20N         R55E      Sec. 9,10,16                                    Eur/WP                      1,973.00    Kathryn Matthews
------------
                                                                                                  29,714.10            LLD 2000
------------

T20N         R55E      Sec. 21,28,29,30,31,32,33,34, all               Eur/WP                      5,106.00     John Brailsford
------------
T20N         R55E      Sec. 22, Lots 1-4, E2, N2NW, S2SW,              White Pine                    642.93     John Brailsford
------------
T20N         R55E      Sec. 27, Lots 1-4, E2, S2NW, N2SW,              White Pine                    643.93     John Brailsford
------------
T20N         R54E      Sec. 9,11,12,13,14,16,17,21,22,23, all          Eureka                      6,388.71     John Brailsford
------------
T20N         R54E      Sec. 24,25,26,27,28,29,32,33,34,35,36, all      Eur/WP                      7,040.00     John Brailsford
------------
T20N         R54E      Sec. 1, Lots 1-4, S2, S2N2,                     Eureka                        641.80     John Brailsford
------------
T20N         R54E      Sec. 2, Lots 1-4, S2, S2N2,                     Eureka                        641.80     John Brailsford
------------
T20N         R54E      Sec. 3, Lots 1-7, SE, E2SW, SENW, S2NE,         Eureka                        667.40     John Brailsford
------------
T20N         R54E      Sec. 4, Lots 1-4, S2, S2N2                      Eureka                        645.96     John Brailsford
------------
T20N         R54E      Sec. 10, Lots 1-4, E2, E2W2,                    Eureka                        655.68     John Brailsford
------------
T20N         R54E      Sec. 15, Lots 1-2, E2, SW, E2NW,                Eureka                        645.21     John Brailsford
------------
T20N         R54E      Sec. 17, Lots 1-3, N2, SE, SESW,                Eureka                        644.71     John Brailsford
------------
T20N         R54E      Sec. 20, Lots 1-3, S2, NE, NENW,                Eureka                        647.58     John Brailsford
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                                                                                                  25,011.71            LLD 2000
------------

T19N         R54E      Sec. 10,11,12,13,;14,15,22,23,24                Eureka/Wh Pine              5,760.00   Ileana Brailsford
------------
T19N         R54E      Sec. 25,26,27,33,34,35,36                       Eureka/Wh Pine              4,420.00   Ileana Brailsford
------------
T19N         R54E      Sec. 1, Lots 1-4, S2, S2N2,                     Eureka                        455.20   Ileana Brailsford
------------
T19N         R54E      Sec. 2, Lots 1-4, S2, S2N2,                     Eureka                        448.00   Ileana Brailsford
------------
T19N         R54E      Sec. 3, Lots 1-4, S2, S2N2                      Eureka                        437.60   Ileana Brailsford
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                                                                                                  11,520.80            LLD 2000
------------

------------
                                                                                                 114,851.50
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